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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in AML Communications, Inc.'s Registration Statements on Form S-3 (Nos. 333-82774 and 333-32488) and on Form S-8 (Nos 333-51256 and 333-68097) of our report, dated June 4, 2004, appearing in this Annual Report on Form 10-KSB of AML Communications, Inc. for the year ended March 31, 2004.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
June 29, 2004

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  Exhibit 23.1
INDEPENDENT AUDITOR'S CONSENT